                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Corillian Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-35448, 333-55176, 333-59384, 333-72652, 333-111447, and 333-122401) on
Forms S-8 and S-3 of Corillian Corporation of our reports dated March 14, 2005 with respect to the consolidated balance sheets of Corillian Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Corillian Corporation.

/s/ KPMG LLP

Portland, Oregon
March 15, 2005